Exhibit 99.1

Solventum Reports First Quarter 2025 Financial Results

•Reported sales increased 2.6%; organic sales increased 4.3%
•Increases full year organic sales growth outlook by 50 bps to +1.5% to +2.5%

ST. PAUL, Minn., May 8, 2025 – Solventum (NYSE: SOLV) today reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights
•Sales increased 2.6% to $2.1 billion; up 4.3% on an organic basis
•GAAP diluted earnings per share of $0.78; adjusted diluted earnings per share of $1.34
•Operating cash flow of $29 million; free cash flow of $(80) million

“Our first quarter fiscal year 2025 results reflect solid revenue growth across our business and the positive progress we’re making as part of our 3-phased transformation,” said Bryan Hanson, chief executive officer of Solventum. “During the quarter, we introduced our long-term strategic plan, and we’re focused on executing that strategy to drive sustainable growth and value creation while navigating through evolving macro trends and other short-term pressures.”

First Quarter 2025 Financial Results

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2025	2024	Year over year change
Net sales	$2,070	$2,016	2.6%
Selling, general and administrative expenses	$769	$596	29.0%
Research and development expenses	$193	$195	(1.0)%
Operating income margin	7.3%	18.9%	(1,160) bps
Adjusted operating income margin[1]	19.7%	24.0%	(430) bps
Net income	$137	$237	(42.2)%
Diluted earnings per share	$0.78	$1.37	(43.1)%
Adjusted diluted earnings per share[1]	$1.34	$2.08	(35.6)%
Net cash provided by operating activities	$29	$442	(93.4)%
Free cash flow[1]	$(80)	$340	(123.5)%

Organic sales growth in the quarter reflect positive performance from all segments, primarily driven by the MedSurg and HIS segments.

GAAP and adjusted operating income margin declined due to lower gross margins, including the impact from 3M supply agreement mark-up, and an increase in operating expenses related to public company stand-up costs and growth investments.

1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Segment and Total Company Net Sales for First Quarter*
	Three months ended March 31,		Increase/(Decrease)
(Dollars in millions)	2025	2024	Reported Growth	Currency Impact	Constant Currency[2]	Other[3]	Organic Growth
Advanced Wound Care	$448	$441	1.5%	(1.2)%	2.7%	(0.2)%	2.8%
Infection Prevention and Surgical Solutions	710	678	4.7	(2.0)	6.7	(1.5)	8.2
MedSurg	1,157	1,119	3.4	(1.6)	5.0	(1.0)	6.0
Dental Solutions	328	335	(2.1)	(1.9)	(0.2)	(0.6)	0.4
Health Information Systems	329	317	3.6	(0.3)	3.8	—	3.9
Purification and Filtration	242	245	(0.9)	(2.0)	1.1	(1.1)	2.2
Corporate and Unallocated[4]	13	—	NM	NM	NM	NM	NM
Total Company	$2,070	$2,016	2.6%	(1.6)%	4.2%	(0.1)%	4.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Acquisitions include non-healthcare related supply agreements that conveyed from 3M to the Company at Spin-Off and sales from new supply agreements with 3M that commenced at Spin-Off. Divestiture impacts include certain health care businesses retained by 3M India in connection with the Spin-Off.

4 Corporate and unallocated includes sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at Spin-Off.

Full-Year 2025 Guidance
Solventum is updating its full year 2025 guidance to reflect underlying business performance and flexibility to navigate the dynamic macroeconomic environment as follows:

•Increased Organic sales growth range to +1.5% to +2.5% (+2.0% to +3.0% excluding ~50 bps of SKU exit impact) from prior range of +1.0% to +2.0%
•Adjusted EPS in the range of $5.45 to $5.65; no change
•Free cash flow in the range of $450M to $550M; no change

Note: Full year 2025 guidance currently includes our Purification & Filtration segment. On February 25, 2025, we announced the sale of our Purification & Filtration segment. We will update our annual guidance for related impacts after the transaction closes.

Organic sales, adjusted diluted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

Please note Solventum’s Q1 2024 results were reported on a carve-out basis.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, May 8, at 4:30 p.m. Eastern Time to discuss its first quarter financial results and provide an update on its business. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results, and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the company’s website.

Forward Looking Statements
This news release contains forward-looking information about Solventum’s financial results and estimates and business prospects, including guidance for 2025, that contain or incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially from those described in our forward looking statements are the following: (1) the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum’s control; (2) operational execution risks; (3) damage to Solventum’s reputation or its brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events, including the divestiture of our Purification and Filtration business; (5) Solventum’s business dealings involving third-party partners in various markets; (6) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers’ research budgets or government funding; (10) the timing and market acceptance of Solventum's new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to per-and polyfluoroalkyl substances, collectively known as “PFAS”; (16) risks related to the highly regulated environment in which Solventum operates; (17) risks associated with product liability claims; (18) climate change and measures to address climate change; (19) security breaches and other disruptions to information technology infrastructure; (20) Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights; (21) pension and postretirement obligation liabilities; (22) any failure by 3M Company (“3M”) to perform any of its obligations under the various separation agreements entered into in connection with the separation of Solventum from 3M and distribution (the “Spin-Off”); (23) any failure to realize the expected benefits of the Spin-Off; (24) a determination by the IRS or other tax authorities that the Separation or certain related transactions should be treated as taxable transactions; (25) indebtedness incurred in the financing transactions undertaken in connection with the Separation and risks associated with additional indebtedness; (26) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum's estimates; and (27) the impact of the Spin-Off on Solventum’s businesses and the risk that the separation from 3M may be more difficult, time-consuming or costly than expected, including the impact on Solventum's resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

The above list is not exhaustive or necessarily set forth in the order of importance. Forward-looking statements are based on certain assumptions and expectations of future events and trends, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. A further description of these factors is located under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum's periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted diluted earnings per share, and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q1 2025 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF INCOME*
(Dollars in millions, except per-share data)
(Unaudited)

	Three months ended March 31,
	2025	2024
Net sales of product	$1,597	$1,553
Net sales of software and rentals	473	463
Total net sales	2,070	2,016
Cost of product	835	725
Cost of software and rentals	121	119
Gross profit	1,114	1,172
Selling, general and administrative expenses	769	596
Research and development expenses	193	195
Operating income	152	381
Interest expense, net	104	39
Other expense (income), net	11	13
Income before income taxes	38	329
Provision for (benefit from) income taxes	(99)	92
Net Income	$137	$237

Earnings per share:
Basic earnings per share	$0.79	$1.37
Diluted earnings per share	0.78	1.37
Weighted-average number of share outstanding:
Basic	173.7	172.7
Diluted	174.8	172.7
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Dollars in millions, except per-share data)
(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$534	$762
Accounts receivable — net of allowances of $83 and $86	926	1,044
Due from related parties	185	185
Inventories
Finished goods	484	539
Work in process	171	190
Raw materials and supplies	211	236
Total inventories	866	965
Other current assets	249	293
Current assets held for sale	293	—
Total current assets	3,053	3,249
Property, plant and equipment — net	1,198	1,622
Goodwill	4,991	6,377
Intangible assets — net	2,365	2,544
Other assets	814	665
Non-current assets held for sale	2,106	—
Total assets	$14,527	$14,457
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$100	$200
Accounts payable	604	618
Due to related parties	356	272
Unearned revenue	558	572
Other current liabilities	891	1,041
Current liabilities held for sale	57	—
Total current liabilities	2,566	2,703
Long-term debt	7,813	7,810
Pension and postretirement benefits	334	350
Deferred income taxes	226	225
Other liabilities	279	410
Non-current liabilities held for sale	47	—
Total liabilities	$11,265	$11,498

Equity
Common stock par value, $0.01 par value, 750,000,000 shares authorized	$2	$2
Shares issued and outstanding - March 31, 2025: 173,008,211
Shares issued and outstanding - December 31, 2024: 172,785,606
Additional paid-in capital	3,781	3,771
Retained earnings	378	242
Accumulated other comprehensive income (loss)	(899)	(1,056)
Total equity	3,262	2,959
Total liabilities and equity	$14,527	$14,457
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
(Millions)	2025	2024
Cash Flows from Operating Activities
Net income	$137	$237
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	129	139
Postretirement benefit plan expense	15	9
Stock-based compensation expense	49	4
Gain on business divestitures	—	—
Deferred income taxes	(144)	(25)
Changes in assets and liabilities
Accounts receivable	6	78
Due from related parties	5	—
Inventories	(32)	(52)
Accounts payable	9	115
Due to related parties	(6)	—
Accrued compensation	(95)	(46)
All other operating activities	(44)	(17)
Net cash provided by operating activities	29	442

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(109)	(102)
Other — net	(5)	—
Net cash used in investing activities	(114)	(102)

Cash Flows from Financing Activities
Repayment of debt	(100)	—
Net transfers to 3M	(31)	(7,851)
Proceeds from long-term debt, net of issuance costs	—	8,303
Other — net	(8)	10
Net cash (used in) provided by financing activities	(139)	462

Effect of exchange rate changes on cash and cash equivalents	1	—

Net increase (decrease) in cash and cash equivalents	(223)	802
Cash and cash equivalents at beginning of period	762	194
Less: Cash and cash equivalents within held for sale	(5)	—
Cash and cash equivalents at end of period	$534	$996
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation and Subsidiaries*
BUSINESS SEGMENTS
(Unaudited)
The Company’s operating activities are managed through four operating segments: MedSurg, Dental Solutions, Health Information Systems, and Purification and Filtration.
•MedSurg provides:
◦advanced wound care products such as negative pressure wound therapy, advanced wound dressings and advanced skin care; and
◦infection prevention and surgical solutions products, such as I.V. site management, sterilization assurance, temperature management, surgical supplies, medical tapes and wraps, stethoscopes, medical electrodes, and medical technologies Original Equipment Manufacturer (“OEM”).
•Dental Solutions provides dental and orthodontic products, including brackets, aligners, restorative cements, and bonding agents that span the “life of the tooth,” including products designed for preventative dental care, direct and indirect restoration, and broad orthodontic needs.
•Health Information Systems provides healthcare systems with software solutions – including computer-assisted physician documentation, direct-to-bill and coding automation, classification methodologies, speech recognition, and data visualization platforms.
•Purification and Filtration includes filters and membranes for biopharmaceutical and medical technologies, microelectronics and food and beverage, as well as filtration for cleaner drinking water.

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES
	Three months ended March 31, 2025			Three months ended March 31, 2024

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
Advanced Wound Care	$448			$441
Infection Prevention and Surgical Solutions	710			678
MedSurg	1,157	$206	17.8%	1,119	$221	19.7%
Dental Solutions	328	78	23.9	335	110	32.8
Health Information Systems	329	109	33.1	317	101	31.9
Purification and Filtration	242	35	14.5	245	39	15.9
Total business segment operating income		$428			$471
Corporate and Unallocated:
Amortization expense		$(81)			$(87)
Other Corporate and Unallocated		(195)			(3)
Total Corporate and Unallocated	13	(276)	—	—	(90)	—
Total Company	$2,070	$152	7.3%	$2,016	$381	18.9%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the company use non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) adjusted operating income and adjusted operating income margin, (2) adjusted diluted earnings per share, and (3) free cash flow. Management believes that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, and impacts related to the sale of the Purification and Filtration business. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The company believes adjusted operating income and adjusted operating income margin provide investors with visibility into the company’s unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted operating income should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted diluted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted diluted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, and impacts related to the sale of the Purification and Filtration business and legal entity restructuring costs. The company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the company evaluates the business. However, adjusted earnings per share should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended March 31, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,070	$956	53.8%	$962	$152	7.3%	$115	$38	$137	$0.78	(262.1)%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(81)	81	3.9	—	81	68	0.39
Restructuring costs (a)	—	(10)	0.5	(8)	18	0.9	—	18	14	0.08
Spin-off and separation-related costs (b)	—	(27)	1.3	(94)	121	5.8	—	121	93	0.53
Certain litigation-related costs (d)	—	—	—	(19)	19	0.9	—	19	14	0.08
Sale of Purification and Filtration-related (e)	—	—	—	(16)	16	0.8	—	16	(92)	(0.53)
Non-GAAP	$2,070	$919	55.6%	$744	$407	19.7%	$115	$293	$234	$1.34	19.9%

	Three months ended March 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,016	$844	58.1%	$791	$381	18.9%	$52	$329	$237	$1.37	28.0%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—		(87)	87	4.3	—	87	73	0.42
Restructuring costs (a)	—	(1)	0.1	(8)	9	0.5	—	9	6	0.04
Spin-off and separation-related costs (b)	—	—		(7)	7	0.3	(12)	19	16	0.09
Legal entity restructuring (c)				—	—		—	—	27	0.16
Non-GAAP	$2,016	$843	58.2%	$689	$484	24.0%	$40	$444	$359	$2.08	19.1%
__________
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Severance, asset write-offs and related charges associated with certain restructuring programs.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Reflects the tax impacts for legal entity restructuring in connection with the separation from 3M.
(d)Consists of charges and recoveries related to certain litigation matters.
(e)Costs related to and tax impacts from the sale of the Company’s Purification and Filtration business.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total company cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total company other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Consolidated Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the company uses these measures as an indication of the strength of the company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended March 31,
Major GAAP Cash Flow Categories	2025	2024
Net cash provided by operating activities	$29	$442
Net cash (used in) investing activities	(114)	(102)
Net cash (used in) provided by financing activities	(139)	462

Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$29	$442
Purchases of property, plant and equipment	(109)	(102)
Free cash flow	(80)	340